Exhibit 99.1

Final Transcript

Thomson StreetEvents™

Conference Call Transcript

MNSC.PK - Q4 2005 MSC Software Earnings Conference Call

Event Date/Time: Jun. 12. 2006 / 12:00PM ET

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Jun. 12. 2006 / 12:00PM ET, MNSC.PK - Q4 2005 MSC Software Earnings Conference Call

CORPORATE PARTICIPANTS

Joanne Keates

MSC Software - VP of Investor Relations

John Laskey

MSC Software - CFO

CONFERENCE CALL PARTICIPANTS

Jay Vleeschhower

 Merrill Lynch - Analyst

Justin Cable

B. Riley & Co. - Analyst

David Heller

Analyst

Mark Bishop

RBC Capital Markets - Analyst

Bill Weyand

2005 financial highlights

Annual highlights

On the product evolution

Entity level controls

Revenue accounting

Accounting for income taxes

PRESENTATION

Operator

Good afternoon. My name is Natasha and I will be your conference operator today. At this time, I’d like to welcome everyone to the year-end 2005 conference call. All lines have been placed on mute to prevent any background noise.

After the speakers’ remarks, there will be a question and answer session. [OPERATOR INSTRUCTIONS].

Ms. Keates, you may begin your conference.

Joanne Keates  — MSC Software - VP of Investor Relations

Thank you and good morning. Thanks for joining us today to discuss MSC’s filing of its Form 10K for the fiscal year ended December 31, 2005.

On the call today we have our CEO and Chairman, Bill Weyand, as well as our CFO, John Laskey.

The purpose of this call is to review the financial disclosures made in today’s filings. During the scheduled Q & A we will take questions regarding the disclosures in these filings.

Before we begin this call, let me make our Safe Harbor statement: Except for the historical information contained herein, certain matters discussed in this conference call constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Furthermore, information provided herein which is not historical in nature are forward-looking statements pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.

All forward-looking statements are subject to and qualified by risks and uncertainties that the could cause actual results to differ materially from those expressed or implied by such statements. The Company undertakes no duty to update any forward-looking statements to conform those statements to actual results or changes in the Company’s expectations.

Having said that, I’ll turn the call over to Bill.

 Bill Weyand

 Thank you, Joanne, and good morning.

We are pleased that the next major step in becoming current in our SEC filings has been completed. In 2005 we grew revenue, delivered solid results, and generated cash in spite of the major ongoing challenges of the accounting restatement as well as the new management team’s implementing major transition initiatives to improve MSC’s performance for the long term.

 2005 financial highlights

 After a relatively flat Q1 and Q2, software revenue grew a solid 12% in Q3 and an impressive 43% in Q4. Some of Q4 was pent-up demand, as well as some major orders in Q1 ended up being placed in Q4.

 Annual highlights

 for 2005 software license revenue grew a very solid 13% overall. Total revenue grew 11%. Operating income was 29.2 million, operating margin of 10% versus ‘04 of 15.9 million and a margin of 6%.

2005 was a major transition year for MSC. We went from losing market share in previous years to gaining market share in the second half of ‘05. I’ve mentioned many times that 2005 was a transition — major transition year for MSC Software. We have been very clear on the initiatives we’ve implemented in ‘05, starting with G&A improvement, which is underway and continuing. Second is the new management team. We have replaced all C-level executives and are now in place in ‘05. We have 12 new VP-level executives in place in ‘05 as well. Their skill set is focused on business execution and accelerating the transition from a tools company to an enterprise simulation company. These executives are in place around the world and we will continue to strengthen the management team going forward. All of the new management come from enterprise software companies and some from the PLM space.

 On the product evolution

 we have clearly narrowed and strengthened our focus going forward. As we have previously mentioned we have consolidated our product line from over 500 products to 28 bundled suites. We also completed four divestitures of non-core business in Q1 of ‘06, one a services business, one a reseller, and two product lines.

Also in ‘05, we increased development headcount 50% and that initiative was completed in Q4 of ‘05 as well. More efficient and more productive development resources have allowed us to bring ‘07 functionality and deliver it to our customers this year, accelerating MSC’s evolution from the leader in simulation tools to integrated enterprise software.

A couple of major order highlights from 2005: Starting in Europe, Airbus was our largest software customer in the world in ‘05. We have a major strategic partnership with Airbus and we are focused on helping them accomplish their multi-disciplined requirements. Another major order in Europe was from a tier 1 automotive supplier. We unseated an analyst company, where our integrated suite repaced point solutions and MSC Software became their standard.

Moving to Asia Pacific, Honda was our largest software customer in Asia Pacific for ‘05, and Toyota continues to remain a strategic partner as well as an earlier adopter of our new [Sumex] enterprise solution.

Moving to the Americas, Boeing remains our largest domestic account. We have entered into a new strategic partnership and they continue to accelerate the adoption of our new Enterprise Solutions. And last but not least, one of our major orders in ‘05 in the Americas was from Spirit Aerospace, standardized on all of our integrated Enterprise Solutions.

So the new MSC, leveraging 40 years of simulation leadership, introducing gain-changing technology in ‘06, we’re evolving to a customer and market-driven Company, and we are strategically focused our initiatives in ‘05 on building us into a growth company going forward.

With that, I’ll turn the conference call over to John for color on the financials.

 John Laskey  — MSC Software - CFO

 Thank you, Bill, and good morning or good afternoon, depending on where you are.

A couple of introductory comments: The financial statements for 2003, 2004, and 2005 reflect the sale of our ESTECH subsidiary, which occurred in Q1 of ‘06 as discontinued operations, so all the subsequent financial discussions will be from continuing operations. And then with respect to the calendar, we expect to file our first quarter 10-Q within several weeks and we do expect to file our second quarter 10-Q on time.

With respect to 2005 revenue, overall revenue growth in 2005 was 11%. Approximately $296 million compared to $267 million last year. In constant dollar terms that’s an increase of 12%.

Software revenue grew 13%, $144 million in 2005 compared to $127 million in 2004, and again, in constant dollar terms that’s a growth rate of 14%.

Services and maintenance combined grew 8%, which was 9% in constant dollars. $152 million in 2005 compared to approximately $140 million in 2004. Maintenance revenue was $107 million, representing an increase of 15% over 2004, and services revenue was $44 million and decreased 5% from the prior year.

Total gross margins in 2005 stood at 76% compared to 73% in 2004. Software margin was 88% compared to 87%, and services and maintenance margin was 64% compared to 60%. Margin improvements are the result of product mix and related royalty fees and improved utilization rates of our services personnel.

Operating expenses were $196 million in 2005 compared to $179 million in 2004. R&D was $47 million compared to $42 million in 2004, and this is primarily due to salary and headcount increases. And SG&A was $148 million in 2005 compared to $135 million in 2004. Included in the $148 million number are $8.6 million in 2005 and $8.1 million in 2004 of special investigation and restatement audit expenses; $3.9 million in 2005 and $900,000 in 2004 of severance; $4.8 million of one-time charges related to facilities closures in 2005; and also in 2005, $2 million for the termination of a product distribution agreement. Totaling all these together for 2005, the extraordinary expenses were approximately $19 million whereas they were $9 million in 2004.

Operating income increased to $29 million in 2005 compared to $16 million in 2004. That’s a margin improvement to 10% in 2005 from 6% in 2004. And again, this included expenses of $19 million related to the independent investigation and restatement audit, severance, and facilities closures.

Cash from operations totaled $40 million compared to $32 million in 2004.

Net income for the year was $12 million versus $9.5 million in 2004. On a fully diluted EPS basis, it was $0.30 in 2005 versus $0.27 in 2004.

The tax rate in 2005 jumped to 54% compared to 36% in 2004. This rate is higher as we had income in foreign jurisdictions with higher tax rates and we had losses in the U.S. which generated no benefit.

With respect to the balance sheet, key items at December 31, 2005, cash and investments stood at $112 million. DSOs were 79 days, and as indicated earlier, cash from operations was $40 million.

Deferred revenue was approximately $95 million and our total debt was approximately $107 million, but we believe this will decrease by $100 million as the convertible notes go through the conversion process here, which should conclude toward the end of this week.

Total equity was $182 million and total assets, $477 million. Just as a note, the total shares outstanding — and this is as of June 8, 2006 and includes the conversions that have happened to date on the bond — was $37,223,600 shares.

I want to talk a little bit about where we stand on our remediation of our material weaknesses. Management identified six material weaknesses in 2005. These are entity level controls; revenue accounting; financial closing and reporting process; segregation of duties and user access; accounting for income taxes; and fixed assets. I’ll address each one of these briefly.

 Entity level controls

 The issue here is communication of the Company’s code of business conduct and ethics, and basically, what was deemed to be inadequate monitoring of tone at the top. We give this a high priority. This is an activity which we can manage in-house, it’s a coordination with our human resources function and our senior executives to make sure that our code of conduct and all of the appropriate Company policies and procedures are communicated effectively and timely and repeated and that we set the right stage for going forward. We will have this completed by the end of 2006.

 Revenue accounting

 The issue here is we had incomplete policies. We had an insufficient number of knowledgeable people in the Company regarding the two major statement of positions on revenue recognition in our business, 97-2 and 81-1, and we had a lack of training in sales and [ordered] administration. Our priority on this is extremely high. The status as of today, the policy is complete. We’ve hired a Director of Worldwide Revenue Recognition and we’re building out that function and it has become the primary focus of our internal audit activities for 2006 and we will have this completed by year end.

Financial close and reporting process: The issue here is insufficient global accounting policies and procedures, lack of reconciliation, and no standardized financial reporting packages. Priority status is high. We will begin what we call our General Ledger Enhancement Project. We’ll start in July of this year and we expect to have this activity completed by the end of the third quarter. Segregation of duties and user access:

The issue here is there was not sufficient periodic review of user access or there was inappropriate user access. This clearly has a high priority and as part of our Oracle implementation that we’re going through this quarter, we are implementing a software product called Logical Apps which provides us a segregation of duties tool which we believe will solve the basic essence of this remediation issue and we will again have this completed by the end of 2006.

 Accounting for income taxes

 The issue here was ineffective account reconciliation between GAAP, tax, and statutory accounting rules, and an insufficient understanding of tax accounting within the Company. This has a high priority. We are currently using consultants to do our tax work. We need to build the in-house to tax department out and we clearly need, based on the tax rate that you saw for 2005, to put together a tax efficiency strategy going forward. We believe we could get this through in 2006 but this one could slip into early 2007.

Finally, on fixed assets: The issue here was inadequate reconciliation of sub-ledgers to general ledgers, tracking of acquisitions and disposals, and no formal asset management system in our EMEA region. We’ve given this a lower priority, as we believe the five that I mentioned earlier have much more importance and relevance to the Company’s financial reporting at this point in time; however, we are implementing a fixed Asset Management system in EMEA beginning in the third quarter and we believe we’ll have this completed by year-end.

Finally, with respect to guidance, we will not give specific guidance at this time but will make these observations: For 2005, revenue grew, we generated cash in spite of major ongoing challenges, and we would expect these trends to continue in 2006.

So with that I’ll turn it back to Bill for his final comments.

 Bill Weyand

 Thanks, John.

2005 was a very solid transition year for MSC. We are making progress and evolving to a customer- driven enterprise software company and the initiatives we’ve implemented in ‘05 will be accelerating our market position in ‘06. Q1 ‘06 is expected to be filed within the next several weeks. Our NASDAQ listing will follow. We are conducting investor briefings this week in New York City and Boston to discuss our ‘05 financial results. We have scheduled Analyst Day for July 16 & 17 in Huntington Beach in conjunction with our Americas VPD customer conference.

Our priorities going forward are to focus on continuous improvement in everything we do; growing market share, which we are; improving [execution], which we are; expanding indirect channel distribution with a few major players — stay tuned — and the end result focused on improving shareholder value.

With that, Joanne, I’ll turn it over to Q & A.

 Joanne Keates  — MSC Software - VP of Investor Relations

 Natasha?

 QUESTION AND ANSWER

Operator

 [OPERATOR INSTRUCTIONS]. We’ll pause for just a moment to compile the Q & A roster. Your first question comes from the line of Jay Vleeschhouwer.

 Jay Vleeschhower  — Merrill Lynch - Analyst

 Thank you for taking my call.

Bill, a couple of questions. Clearly there were a number of years where the simulation market has been doing very well and up until the second half of last year that growth has pretty much passed by MSC. But first of all, in terms of the second half, what do you attribute the ramp up, especially in the fourth quarter, for the 40-plus percent software growth?

And number two, do you think that for the most part, much of the industry growth has passed you by, and then do you think you can recapture some of that growth within your core industries as well as do vertical markets?

 Bill Weyand

 Sure. That’s a long question to answer. I’ll try to take it in stages.

 Jay Vleeschhower  — Merrill Lynch - Analyst

 Okay.

 Bill Weyand

 I think ‘05 was clearly a significant transition year for the Company. In ‘02 through ‘04, when you look at our 10K, it was clear that those were troubled years for the Company and troubled years in terms of business execution, and basically flat in terms of license revenue growth. So we did in fact lose market share during those periods of times.

The good news is that we’ve regained our traction, which is evident by Q3 and Q4 as a first step. We are launching four new enterprise products, of which two we’ve announced. One is multiple discipline Nastran, which is an integrated solution, and we’re getting great traction which you’ll see in our subsequent quarterly announcement. We introduced SimDesigner Enterprise in conjunction with various design CAD tools, and we have two more major announcements that are taking place later this year.

In conjunction with our traditional simulation tools, execution, it’s going well. I think that our customers, because of the transition in ‘05, basically the Company regained confidence in the eyes of our customers. Secondly is that in our major industries of auto, aero, and heavy machinery, we implemented a program of forming strategic partnerships to build stronger, more robust relationships on both sides. That has helped us regain traction. It’s always easier to get an order from the customer you have versus new industries; however, we stated in our previous calls, we are now aggressively moving into new industries like high-tech, biomed. We are in fact de facto standed in Taiwan for plasma TV manufacturing, and we’ve also been evolving a sales force, both worldwide as well as particularly our achilles heel was the Americas. And today we have basically 100% new management in the Americas and 70%, in that order, of the sales force is new.

It takes awhile to build traction in that, but I think we’re beginning to execute better and I think that the employees are excited about the value that we’re delivering to our customers and we’re looking forward to ‘06.

 Jay Vleeschhower  — Merrill Lynch - Analyst

 Okay, and in terms of the sales force as well as the restructuring of the product line, how far along do you think you are in developing your sales force to sell the new Enterprise MSE? Enterprise-oriented MSE?

 Bill Weyand

 That’s a very good question. We’ve been hiring Enterprise sales people, so that’s the first step, but we also hired in the end of Q1 a VP of development for our sales force, and we’re probably a quarter of the way through training the existing sales force. So if you’re looking at traction from Enterprise Solutions with the new sales force, you’re looking at more the second half of ‘06, just like ‘05 was a transition, a first phase, ‘06 is a transition year the second phase.

 Jay Vleeschhower  — Merrill Lynch - Analyst

 Okay. Now in terms of operating margins, the Company has done a very good job in expanding margins on a GAAP basis from 10% — to 10% from 6% from ‘04 to ‘05. Given some of the investments that you have to make related to the financial weaknesses as well as your comments in terms of growing revenue, could you give us some directional commentary in terms of operating margins?

 Bill Weyand

 This is Bill. I’ll give a couple high level comments and then turn it over to John. But one of the initiatives that we have talked about but haven’t really yet gained traction on, is developing basically our indirect channels in a few strategic partnerships. We are getting close to some major announcements in that area and what we want to do is grow license revenue indirect as a percentage of direct, which is goodness and higher margins. And then secondly is that we want license revenue to be a higher percentage of total revenue which we’re on the path to do.

So with that I’ll turn it over to John for additional color.

 John Laskey  — MSC Software - CFO

 Yes, Jay, I know you’d like more discrete information here, but as we’ve said and I said in my concluding slide, that we really are not prepared, I don’t think at this point in time, to give guidance. We definitely want to get Q1 and Q2 filed and have an opportunity to look at that information and then I think Bill and I will revisit where we’re at for the balance of the year and maybe into next year and decide whether we want to provide any more specifics at that point. But I think for now we just have to go back to revenue grew , margins grew, and leave you with that thought.

 Jay Vleeschhower  — Merrill Lynch - Analyst

 Great. Thank you very much.

 Bill Weyand

 Thank you.

Operator

 Your next question comes from Justin Cable.

 Justin Cable  — B. Riley & Co. - Analyst

 Thank you. I did want to ask about subscription software revenues, how much of that was in the 2005 license number?

 John Laskey  — MSC Software - CFO

 Justin, that’s almost an impossible number to give you. I will tell you that a majority of the growth rate in 2005 in software was organic and that there was some element of that clearly that came from deferred, which was one of the reasons you saw deferred revenue decline year-over-year.

I will also comment about the fourth quarter that we improved our paperwork or new transactions in Q4 of ‘05, which was one of the reasons the Company was in a subscription accounting mode on a number of its software transactions previously, but that the analysis we’ve done kind of at a very top level is that a good solid portion of the growth was organic.

 Justin Cable  — B. Riley & Co. - Analyst

 Okay. So does that mean going forward? Should we expect that software licenses will be more on a perpetual method or are you trying to push both perpetual and subscription-based licensing?

 John Laskey  — MSC Software - CFO

 We’re not pushing subscription licensing. We backed into subscription licensing. For new transactions, new customers, or existing customers that we can move to the new form of agreement, absolutely. It’s our intention to get back on a much more of a recognized revenue up front on a perpetual basis. We do have a number of legacy agreements in the Company with a number of large customers that pretty well drive how revenue will be recognized for the next period of time, so it’s our challenge to migrate those customers to the new form of agreement, especially as we roll out the new products that we’re talking about here in 2006.

 Justin Cable  — B. Riley & Co. - Analyst

 Okay. In terms of the deferred revenues, maybe you can give us some color on your maintenance renewals and bookings, just over the overall trends. Are you still seeing pretty strong renewal rates? Is the maintenance portion of your revenue still growing, etc?

 John Laskey  — MSC Software - CFO

 The answer is yes to both. The software and the renewals, the software is very sticky in this business and our maintenance renewals are well into the mid-90s, high-90s percent range, so we would expect to see our maintenance business continue to grow, and the deferred revenue is really some fluctuations in some of the subscription software revenue kind of bleeding through as well as our services business in different parts of the world — this is our consulting and training — often brings with it some deferred revenue and it’s very hard to predict. It’s kind of when do we complete projections and invoice the customer and do we recognize the revenue when we send one final invoice, so it’s kind of a mixture of stuff.

 Justin Cable  — B. Riley & Co. - Analyst

 Okay. In terms of the overall cost reductions that were made in 2005, obviously on an adjusted basis when I back out some of these so-called non-recurring costs, you guys obviously improved your margins quite a bit. But should we expect to see further cost reductions going forward or is this more a period of investment going forward?

 John Laskey  — MSC Software - CFO

 You know, I think we are going to continue to focus on reducing infrastructure costs. I mean, there’s going to be a balance. We’re making some investments in the Oracle financial system, which I think we’ve talked about in prior calls, because we believe we need that in order to run the business appropriately. But at the same point in time we’re looking for ways to reduce infrastructure and we think Oracle will also have some benefit in reducing infrastructure, and so we’re not done and we continue to focus on, you know, improving margins through that mechanism.

 Justin Cable  — B. Riley & Co. - Analyst

 Okay, good. In terms of the large license revenues in the back half of ‘05, can you give us any metrics on how big the large deals were in those — in Q3 or Q4?

 John Laskey  — MSC Software - CFO

 No, not at this time. Obviously, internally, we do track those metrics. I think that Q3 is truly more indicative of what our performance should be. Q4, again, was some pent-up demand in terms of the customers and the Company’s reestablishing it’s credibility. And then secondly, particularly in aerospace, there was extra funding available at the end of the year in some aerospace companies, so orders that they were anticipating placing in Q1 were placed in Q4 and we were happy to take those orders because they were important to us and significant.

We are continually focusing on improving our sales and business and customer execution and it’s a work in progress and we’re pleased that we’ve regained our footing and are at the stage where we should be continuing to gain market share.

 Justin Cable  — B. Riley & Co. - Analyst

 Okay, great. And the last question I have is just on the tax rate. Any changes that you can make going forward to reduce that overall tax expense or is this the kind of rate that we might be expecting?

 John Laskey  — MSC Software - CFO

 I mean, there’s certainly things you can do to get it to be a more rational rate. Those changes don’t happen overnight. They can take a number of quarters to roll through, but what we really need to do is reevaluate all of our transfer pricing arrangements between the U.S. company and the foreign jurisdictions and get that to be more balanced such that we’re generating more income in lower tax rate jurisdictions, if you will, and just through the circumstances of the Company not ever focusing on that in the past and the impact of some of the restatement items, this was really the by-product of those two sets of activities going on. But it’s an extremely high priority on my list now that I’m getting a lot of this heavy lifting behind me, and we will begin to work on that this month and get a strategy going forward.

 Justin Cable  — B. Riley & Co. - Analyst

 Okay, great. Thank you.

Operator

 Your next question comes from David Heller.

 David Heller Analyst

 Hi, guys, how are you doing?

 Bill Weyand

 Fine, thank you.

 David Heller Analyst

 Good. Can you comment on potential usage for your cash balance and also what you think of the current M&A environment?

 Bill Weyand

 Well, you know, first — this is Bill. First and foremost is that we are in a consolidating market and we do appreciate that. And secondly is that we have been generating cash and have a healthy position in cash, and then once we’re relisted then we’ll also have the ability to use stock as collateral. We do intend to be acquisitive, probably the second half of the year, it would tend to be more of a technology acquisition than being a consolidator in the solver space.

 David Heller Analyst

 And then finally one clean-up item. Did I hear correctly that the $30 million of operating profit was after expensing approximately $18 or $19 million of one-time costs?

 John Laskey  — MSC Software - CFO

 Yes.

 David Heller Analyst

 And could you break those down, those charges down between the third and the fourth quarter at all?

 John Laskey  — MSC Software - CFO

 I think if you — I think it’s in the Qs, so you’d kind of have to back into the fourth quarter.

 David Heller Analyst

 Okay.

 John Laskey  — MSC Software - CFO

 Because we gave you the year-end numbers in the K and we gave you most of the other stuff in the Qs.

 David Heller Analyst

 I know you don’t want to give specific guidance on margins, but looking out the next couple of years here, what do you think this company is capable of generating?

 John Laskey  — MSC Software - CFO

 I think you answered your own question.

 Bill Weyand

 You helped us there.

 David Heller Analyst

 All right. Thank you.

 Bill Weyand

 Thank you.

Operator

 Your next question comes from Mark Bishop.

 Mark Bishop  — RBC Capital Markets - Analyst

 Hi. I had a couple of things. First, on these — you had these one-time charges that totaled $19 million, but if you add them up I think it totals 22 million. I wonder if I got something wrong.

And secondly, like that $19 million, is this what was just asked, is that all impacting operating income? So your operating income before those would have been like —

 John Laskey  — MSC Software - CFO

 No, they’re all real accounting charges that were booked.

 Mark Bishop  — RBC Capital Markets - Analyst

 And they were in the operating income number or above, so it would have been — or were they in discontinued or something?

 John Laskey  — MSC Software - CFO

 No. Those are all above the line.

 Mark Bishop  — RBC Capital Markets - Analyst

 So your operating income would have been 48 million for the year?

 John Laskey  — MSC Software - CFO

 [Inaudible].

 Mark Bishop  — RBC Capital Markets - Analyst

 And can you break those out again? Because my math says it’s a higher number when you add them up, unless something is double counted. You had 8.6 restatement and special audit stuff, and 3.1 from some stock option changes; is that right?

 John Laskey  — MSC Software - CFO

 I think Joanne is doing a quick calculation here. I don’t have all of that stuff right in front of me here.

 Mark Bishop  — RBC Capital Markets - Analyst

 I also had a question, while you’re doing that, on stock comp for the year. I was a little unclear from the K whether the stock option expense for ‘06 is forecast to be 2.2 million in total or if that’s an increase over ‘05.

 John Laskey  — MSC Software - CFO

 Well, first of all, the stock comp expense that’s in 2005 is related to options that the time period was extended for those people to exercise for departing executives.

 Mark Bishop  — RBC Capital Markets - Analyst

 Yes.

 John Laskey  — MSC Software - CFO

 So those charges were taken in ‘05. These charges have nothing to do with the FAS 123 R that the Company has to adopt as of January 1 of this year.

 Mark Bishop  — RBC Capital Markets - Analyst

 Right. But I think you have a forecast in there for ‘06 stock option expense, don’t you? Is it 2.2 million? Or can you just tell me what your total stock option expense forecast would be for this year? For non-cash stock comp?

 John Laskey  — MSC Software - CFO

 I don’t have that. We’ll have to get back to you on that one.

 Joanne Keates  — MSC Software - VP of Investor Relations

 And Mark, as I look at the expenses that John detailed in his presentation, on Page 28 of the 10K in SG&A discussions, what he was outlining was numbers for 205 and number for 2004, so the ‘05 numbers was 8.6 plus a 3.9 plus a 4.8 plus 2 million to total 19.3. The other numbers was an 8.1 and a 0.9 for ‘04 to total 9 million. So you had some expenses, you detail these once for ‘05 and once for ‘04.

 Mark Bishop  — RBC Capital Markets - Analyst

 Okay. And you said in the K you have something about modifying the stock options which you just mentioned for departing executives, which had a $3.1 million charge or impact in ‘05. Is that part of the 3.9 severance charge that you just mentioned? Was that something further?

 Joanne Keates  — MSC Software - VP of Investor Relations

 That’s part of.

 Mark Bishop  — RBC Capital Markets - Analyst

 Part of it. Okay.

 Joanne Keates  — MSC Software - VP of Investor Relations

 Yes.

 Mark Bishop  — RBC Capital Markets - Analyst

 Okay. Great.

And then my last one is on these — you used to say that you were targeting 20% plus operating margins in the fourth quarter, a lot of which would come from some Oracle savings. Are you kind of downplaying these Oracle savings now? Or — you just kind of mentioned it as one thing that might add something. It sounds a little less significant than it used to.

 John Laskey  — MSC Software - CFO

 Again, to reiterate, we’re not going to give guidance and the Oracle project is in full swing right now, so exactly when the benefits accrue from that right now from a timing perspective, it’s probably a little weak. We’re going to be just need to be a little bit vague on that for the moment.

 Mark Bishop  — RBC Capital Markets - Analyst

 Oh, okay. That’s great. Great.

I’d just suggest that you — now that you have this out you kind of talk to some of these analysts that have published numbers and make sure that they reflect these one-time items, because I think that the published numbers out there have missed these to date, substantially.

 Bill Weyand

 That’s a good suggestion. We will do that and we will do that this week.

 Mark Bishop  — RBC Capital Markets - Analyst

 Thanks.

 Bill Weyand

 Thank you.

Operator

 At this time there are no further questions. Mr. Weyand, are there any closing remarks?

 Bill Weyand

 Yes, thank you.

We are very pleased with the very solid performance of MSC in ‘05 and it is clearly a year of transition for our Company. We continue to receive very complementary comments from the SEC as we complete our filings, as well. Our goal as a Company is to drive software revenue growth while improving income statement margins.

2005 was a turnaround year for MSC and we have regained our footing with a very solid 15% license revenue growth year-over-year. We expect to file Q 1, 2006 within the next several weeks. We have scheduled our analyst meeting for July 16 & 17 during our technology VPD conference for the Americas at Huntington Beach. And last but not least, the new MSC team is accelerating our strategy for success and focused on gaining market share and improving shareholder value. Thank you.

Operator

 This concludes today’s year-end 2005 conference call. You may now disconnect.

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In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

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